SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                               ____________________


                                     FORM 8-K



                                  Current Report



                      Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  September 19, 1996




                                RYDER SYSTEM, INC.
              (Exact name of registrant as specified in its charter)



             Florida                  1-4364                  59-0739250
    (State or other jurisdiction   (Commission               (IRS Employer
        of Incorporation)          File Number)           Identification No.)



    3600 N.W. 82nd Avenue, Miami, Florida                        33166
    (Address of Principal Executive Offices)                  (Zip Code)



    Registrant's telephone number, including area code:  (305) 593-3276







         Item 5.  Other Events.

                   On September 19, 1996, Ryder System, Inc. (the "Com-pany") announced that it had entered into a definitive agree-ment to sell its Ryder Consumer Truck Rental business unit to a consortium of investors led by Questor Partners Fund, L.P. ("Questor") for approximately $575 million. The transaction is expected to close in October of 1996.







         Item 7.  Financial Statements and Exhibits.

                   The following are filed as exhibits to this Report:

                   10.1. Press release issued by the Company on September 19, 1996.

                   10.2. Asset and Stock Purchase Agreement, dated as of September 19, 1996, between Ryder
                             Truck Rental Inc. (a wholly-owned
                             subsidiary of the Company), and RCTR
                             Holdings, Inc. (an affiliate of Questor).







                                    SIGNATURES


                   Pursuant to the requirements of the Securities
         Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



         Dated:  September 19, 1996





                                    RYDER SYSTEM, INC.



                                    By:  /s/ Edward R. Henderson
                                       Name:   Edward R. Henderson
                                       Title:  Associate General Counsel
                                                 and Assistant Secretary







                                  EXHIBIT INDEX

         EXHIBIT
           NO.         DESCRIPTION



         10.1.         Press release issued by the Company on
                       September 19, 1996


         10.2. Asset and Stock Purchase Agreement, dated as of September 19, 1996, between Ryder Truck Rental, Inc. (a wholly-owned subsidiary of the Company), and RCTR Holdings, Inc. (an affiliate of Questor).